Exhibit 10.3

U.S. Silver
[LOGO]	P.O. Box 440
1040 Lake Gulch Road
Wallace, ID 83873
208.752.1116

PROFESSIONAL SERVICES AGREEMENT

This PROFESSIONAL SERVICES AGREEMENT, entered into as of the 12   day of    February , 2008 is between Coeur D'Alene Contract Mining hereinafter called “Contractor,” is Box 1058, Pinehurst, Idaho 83850 and U.S. Silver - Idaho, Inc., hereinafter called "U.S. Silver.", whose address is P.O. Box 440, Wallace, ID 83873-0440,

U.S. Silver desires the services of Contractor to provide mining labor and services as described in the Letter of Authorization

Contractor represents that entity is qualified and desires to perform the services requested by U.S. Silver.

NOW THEREFORE, for and in consideration of the mutual promises and covenants herein contained to be kept and performed by the parties hereto, the parties agree as follows:

I. U.S. SILVER'S REPRESENTATIVE

1. U.S. Silver's representative for the project shall be designated in the individual letter(s) of Authorization which are contemplated by this agreement.

2. U.S. Silver may, by a Notice in writing signed by U.S. Silver's authorized agent, appoint additional or substitute representatives.

II. CONTRACTOR'S REPRESENTATIVE

1. Contractor's Representative for the project shall be designated in the individual letter(s) of Authorization which are contemplated by this agreement.

2. Contractor may, by a Notice in writing signed by Contractor's authorized agent, appoint additional or substitute representatives.

III. SCOPE OF SERVICES

1. Contractor shall perform the services pursuant to the terms and conditions of this Agreement as set forth in a separate Letter of Authorization to be delivered by U.S. Silver. The individual Letter(s) of Authorization are incorporated into this Agreement by this reference. Each individual Letter of Authorization shall refer to this Agreement. If Contractor believes that any Letter of Authorization or any written instructions is not clear with regard to any particular, it shall promptly notify U.S. Silver to such effect and seek clarification.
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2. All services performed by Contractor under this Agreement shall be in accordance with the Letter of Authorization and written instructions to Contractor from U.S. Silver's representative. The letter of Authorization and written instructions shall more particularly describe the services to be performed, and shall specify the place of performance, the date of performance, and the date of completion of the services.

3. From time to time, Contractor shall engage in discussions with authorized U.S. Silver personnel, especially with regard to interpretation of data or findings developed or made while performing services under this agreement, to the end that U.S. Silver is kept closely and timely advised.

4. Contractor shall not contact any third parties in connection with performance of the contracting services without prior authorization from U.S. Silver.

5. Upon the written request of the U.S. Silver's Representative, Contractor shall prepare and deliver to U.S. Silver written progress reports or other pertinent information as U.S. Silver may from time to time request.

6. Contractor agrees that it is responsible for and will pay promptly all costs and charges incurred by itself for labor, machinery, tools, supplies, and expenses used in completing the work as agreed, and to take such steps as are necessary to ensure that no lien or other such charge related to the Contractor's work shall be registered against the Company or the property. The Contractor further agrees that it shall be responsible for the payment of all assessments for Workers' Compensation, insurances, statutory burdens, Sales Taxes, and other such applicable charges relating to its own labor and supplies purchased, and the Contractor further covenants and agrees to keep all accounts current.

7. The Contractor agrees that if any employee is unqualified to perform the jobs assigned or is otherwise objectionable, that he shall be replaced.

IV. COMPENSATION AND EXPENSES

1. Compensation for services performed under this Agreement shall be according to the schedule set forth in Exhibit A - Fee Schedule, attached hereto. Except as otherwise provided in Exhibit A, all amounts shall be in United States dollars.

2. At the discretion of U.S. Silver, Contractor shall be subject to audit of records, costs, and expenses billed to U.S. Silver using generally accepted accounting and auditing procedures.

3. Except as otherwise provided in Exhibit A or Letter of Authorization, Contractor shall prepare and submit to U.S. Silver on two week basis, or as otherwise agreed, a detailed statement of charges. The statement shall set forth the dates and locations of services and shall show the advanced footage and payment requested for the work performed. Statements shall be directed to the attention of the Kelly Grof, U.S. Silver - Idaho, Inc., P.O. Box 440, Wallace, ID 83873-0440. Subject to verification by U.S. Silver, payments of amounts due less than existing set-offs, shall be made by U.S. Silver within twenty days after receipt of such statements.

4. A daily work sheet showing the location, names, and work activity of all employees charged to the U.S. Silver account shall be approved by the U.S. Silver representative no

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later than two work days after the work was performed. A copy of this work sheet shall accompany the request for payment.

V. AGREEMENT DURATION

1. This Agreement shall commence on the date hereof and shall be in effect through the completion of work, unless sooner terminated, or unless the work described the Letter of Authorization is completed, or until the services of the Contractor are no longer needed.

2. Either party may terminate this Agreement upon ten days written notice to the other party at the addresses listed above, sent by certified mail with return receipt requested. After such termination, Contractor may be instructed to prepare and deliver to U.S. Silver a final report.

VI. COMPLIANCE WITH STATE AND FEDERAL LAWS

1. Contractor shall comply with all requirements of any applicable State, Federal, International, or Local laws, rules, or regulations. Contractor represents that he has all licenses or other authorizations required to enable him to perform services hereunder in the state or country where the services are to be performed.

2. Contractor shall be fully and solely responsible for conducting all operations under this Agreement at all times in such a manner as to avoid the risk of bodily harm to persons and damage to property. Contractor shall obtain a contractor's identity number from the Mine Safety and Health Administration (MSHA) if so required by MSHA. Contractor must abide by U.S. Silver's safety policies and best practices while working on any U.S. Silver property.

VII. INDEPENDENT CONTRACTOR
Contractor is and shall be in the performance of all work, services, and activities under this Agreement an Independent Contractor. The parties acknowledge that U.S. Silver has no right to control the details of Contractor's services. Contractor shall not in any way or at any time be an employee or agent of U.S. Silver, and shall not indicate or represent to any third patty that Contractor is an employee or agent of U.S. Silver. Contractor shall have no power to commit U.S. Silver to any third party.

VIII. PROFESSIONAL RESPONSIBILITY
Contractor agrees to perform the services under this Agreement, in accordance with the standards of care, skill, and diligence normally provided by competent professionals in the performance of services in respect to work similar to that contemplated by this Agreement.

IX. HOLD HARMLESS
Contractor agrees to defend, indemnify, and hold U.S. Silver and affiliated and subsidiary companies and their employees, agents, officers, and directors harmless against all costs, loss, or damage (including attorneys fees) arising from Contractor's breach of this agreement or negligence in the performance of the services hereunder, except only claims arising out of accidents resulting from the sole negligence of U.S. Silver.

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X. NONDISCLOSURE AND OWNERSHIP OF WORK PRODUCT

1. Contractor shall not, without the prior consent of U.S. Silver, disclose the fad that U.S. Silver and Contractor have entered into this Agreement.

2. All reports, publications, exhibits, films, data, conclusions, maps, and other work product furnished by U.S. Silver to Contractor or obtained or developed by Contractor under this Agreement and all information regarding U.S. Silver's business plans, operations, properties, practices, methods, inventions, and discoveries shall be and remain the property of U.S. Silver, and the same shall be kept confidential by Contractor, who shall not disclose the same to any third person directly or indirectly except upon the prior written consent of U.S. Silver. Upon termination of this Agreement or upon the prior request of U.S. Silver, Contractor will deliver such work product and information to U.S. Silver.

3. Contractor shall not, within two years of the termination of this Agreement, acquire any interest, whether direct or indirect, in any mining claims, leases, mining rights, or fee lands in the area within one mile of the mining claims in the Coeur/Galena mining area without U.S. Silver's prior written consent. Any interest acquired in violation of this paragraph shall, at U.S. Silver's request and at no cost to U.S. Silver be conveyed to U.S. Silver by contractor.

XI. AMENDMENT-ENTIRE AGREEMENT

This Agreement may only be amended in writing, signed by each party hereto. There shall be no oral amendment of this written contract. This instrument, together with any Letter of Authorization and written instructions, constitutes the entire agreement between parties with respect to its subject matter and supersedes any negotiations and discussions between the parties. There shall be no implied terms or covenants.

XII. INSURANCE COVERAGE

Contractor agrees to obtain the following insurance:

1. Workmen's Compensation Insurance; in full compliance with all applicable federal and state laws, rules and regulations, covering all employees of Contractor engaged in operation.

2. Comprehensive General Liability Insurance, including coverage for owned, non-owned and hired vehicles, under which U.S. Silver shall also be named as an additional insured, covering bodily injury and property damage arising from operations and premises involved in the work to be performed, including contractual liability, covering the obligation assumed in this Agreement, with limits of not less than $1,000,000 for the injury or death of one person, and with limits of not less than $2,000,000 for the injuries or death of more than one person as a result of one accident or occurrence.

3. Professional Liability insurance having a limit of not less than $1,000,000 per claim and in the aggregate.

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4. Contractor agrees to provide, within 10 days of the execution of this Agreement, a certificate of Contractor's insurance coverage pursuant with the requirements of this provision.

XIV. ASSIGNMENT

Neither this Agreement nor any payments due to Contractor hereunder shall be assigned, nor shall any services provided for herein be subcontracted by Contractor without first obtaining U.S. Silver's written consent.

XV. BINDING EFFECT

The terms of this Agreement shall apply to and be binding upon the successors and permitted assigns of the respective parties hereto.

XVI. APPLICABLE LAW
Any disputes between the parties relating in any way to this Agreement shall be governed by the substantive law of the State of Idaho without regard for any conflict of laws or choice of laws rules or principles that would permit or require the application of the laws of any other jurisdiction.

XVII. ENTIRE AGREEMENT
This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

U.S. SILVER - IDAHO, INC.		CONTRACTOR:
COUER D’ALENE CONTRACT MINING

By:	MARK A HARTMANN	By:	STEVE IVIE

Name, Title		Name, Title

Mark A. Hartmann - President		Steve Ivie / owner

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U.S. Silver
[LOGO]	P.O. Box 440
1040 Lake Gulch Road
Wallace, ID 83873
208.752.1116

EXHIBIT A
Mob/demob and approved standby shall be charged at a rate of $65/hr per man.

All prices for the Contractor will be two times (2X) the rate listed below

With a minimum of four miners and up to 6 miners, 4 hours of supervisor time will be allowed per day at a rate of $85/hr. Supervision for more than six miners will be agreed between the parties.

Monthly rental payment for jacklegs provided by Coeur d'Alene Mining Contractors shall be $50/mo for each drill machine

Breastdown stopes 9' cut:
Mining width determined by the company based on vein width.
Up to a 7' mining width - $41.14/ft
+7'- 8' mining width - $44.77/ft
+8' - 10' mining width - $52.03/ft
+l0' mining width - $56.86/ft
Cleanout will be paid at $7.26/ft when the cleanout is complete - including finhoed

Breast up stopes 9' cut:
Payment will be the same as breastdown stopes, with the cleanout being paid as the stope is mined. As an example, a stope up to a 7' mining width will pay $48.40/ft

Backstoping 6' cut:
Up to 7' mining width - $15.12/ft for drilling, $3.63/ft when blasting and ground support is completed, and $11.49/ft when cleanout is completed.

I drifts 8' cut
Up to 7' mining width - $60.50/ft
Track mucking - $6.05/ft

Track drift with jumbo
$75.02/ft
$7.26/ft for ditch

Jackleg drift
$92.56/ft
$6.66/R for ditch

3 cap raise prep
$3872 for breaking to track + 23'
$3872 for mucking and bolting
$3872 for timber and complete services
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Bunker style prep
Two chutes and one manway
$2500 for each complete chute to track + 38
$6616 for the completed crib rnanway to track +38'

5 cap raise prep
$4840 for breaking to tk + 23'
$4840 for mucking and bolting
$4840 for complete timber and services

3 Cap raise
$12l/ft when drilling complete
$121/ft when bolted and mucked
$12l/ft for complete timber and services

Raise Crib
$27.22/ft includes armor and seal

Sandwall
$53.85/ft high ready for sand

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Dear Mr. Lambert and Mr. Ivie

RE: Letter of Authorization

In accordance with the terms and conditions of that certain Professional Services Agreement dated   _   between Coeur D' Alene Contract Mining and U.S. Silver - Idaho, Inc., your professional services as a Mining Contractor will be required until U.S. Silver determines the job has been completed.

I.	U.S. SILVER'S REPRESENTATIVE

U.S. Silver's representatives shall be: Kelly Grof and Mark Hartmann

II.           CONTRACTOR'S REPRESENTATIVE

Coeur d’Alene Contract Mining's representative shall be: Jeff Lambert or Steve Ivie

III.           SCOPE OF SERVICES

1. The specific mining contracting services to be performed are as follows:
a.   Stope prep on the 3700 and 4600 levels.
b.   I drifts on the 3700 level

2. Other conditions:
a. MSHA training is required for all Contractor personnel prior to work performed on any U.S. Silver property.
b. No illegal drugs, alcohol, or firearms are permitted on site.
c. A pre-employment drug screen at a facility approved by U.S. Silver will be required for all Contractor employees that work within this agreement. Drug screen costs will be a responsibility of the Contractor.
d. A post accident drug screen will be required under the U.S Silver policy.
e. Contractor employees will be approved by U.S. Silver prior to the start of work by that employee.
f. Materials and equipment provided by U.S. Silver to the Contractor shall bereturned promptly to the Company at the request of the Company or within one day of the termination of any or all employees working within this agreement. Contractor shall reimburse U.S. Silver for the replacement cost of the materials and equipment not returned.
g. Personal safety equipment and supplies shall be the responsibility of the Contractor. U.S. Silver will provide self rescuers if necessary.
h. Equipment, tools, supplies, and other costs required for the mining or repair activities will be the responsibility of U.S. Silver.
i. Any employee working for the contractor must have ATF clearance prior to working underground.

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IV.	COMPENSATION AND EXPENSES
The compensation for such mining contracting services is as stated in Exhibit A of the above referenced Agreement.

V.	WORK SCHEDULE

U.S. Silver will notify the Contractor of the weekly work schedule by Thursday of the preceding week.

VI.	NON-DISCLOSURE AND OWNERSHIP OF WORK PROJECT

Pursuant to subparagraph 3 of Section X of the Professional Services Agreement, Contractor shall not within two years from the date of the Letter of Authorization acquire, without prior written consent, any interest, direct or indirect, in any mining claims, leases, mining rights, or fee lands within the U.S. Silver claim block areas or within a one mile radius surrounding the existing claim peripheries, unless approved in writing by U.S. Silver's representative.

Should you have any questions or wish to discuss this Letter of Authorization please contact the U.S. Silver representative at the following address:

U.S. Silver - Idaho, Inc.
1041 Lake Gulch
P.O. Box 440
Wallace, ID 83873-0440

I have enclosed two complete copies of this Letter of Authorization and the associated Professional Services Agreement. Please sign and return one copy of each to acknowledge your receipt of both and your agreement to perform the consulting services authorized hereby. Also append a copy of the insurance certificate as specified in Paragraph XI1 of the Professional Services Agreement.

U.S. Silver-Idaho, Inc.
Mark A. Hartmann
President

MARK HARTMANN
Signature and date

Agreed to this   12   day of February, 20 08 .

Coeur d'Alene Contract Mining

STEVE IVIE
Print name and title

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STEVE IVIE    2-12-08
Signature and date

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